50th EEI Financial Conference November, 2015 Beethoven Wind Farm

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward- looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. Company Information NorthWestern Corporation dba: NorthWestern Energy www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57106 (605) 978-2900 Montana Operational Support Office 40 East Broadway Butte, MT 59701 (406) 497-1000 SD/NE Operational Support Office 600 Market Street West Huron, SD 57350 (605) 353-7478 Director of Investor Relations Travis Meyer 605-978-2945 travis.meyer@northwestern.com

About NorthWestern 3 Montana Operations Electric 353,600 customers 24,300 miles – transmission & distribution lines 701 MW of baseload power generation (excludes Kerr Dam) 105 MW of regulating services generation Natural Gas 189,000 customers 7,200 miles of transmission and distribution pipeline 18 Bcf of gas storage capacity Owns 70 Bcf of proven natural gas reserves South Dakota Operations Electric 62,500 customers 3,500 miles – transmission & distribution lines 440 MW* of power generation Natural Gas 45,500 customers 1,655 miles of transmission and distribution pipeline Nebraska Operations Natural Gas 42,000 customers 750 miles of distribution pipeline * Updated to include 80 MW Beethoven Wind project acquired in September 2015. All other data as of 12/31/2014. Beethoven

NWE: An Investment for the Long Term 4 • 100% Regulated electric & natural gas utility business • 100 year history of competitive customer rates, system reliability and customer satisfaction • Solid economic indicators in service territory • Constructive regulatory relationship • Customer service satisfaction scores above the JD Power survey average • Residential electric and natural gas rates below the national average • Solid system reliability (EEI 2nd quartile) • Low leaks per 100 miles of pipe (AGA 1st quartile) • Recognized by Cogent Reports as top trusted utility brand in the Northwest region • Consistent track record of earnings and dividend growth • Strong cash flows aided by net operating loss carry-forwards • Strong balance sheet and solid investment grade credit ratings • Recent hydro & wind transactions increases rate base & provide energy supply stability • Disciplined maintenance capital investment program • Reintegrating energy supply portfolio (electric and natural gas) • Distribution System Infrastructure Project (DSIP) • Transmission System Infrastructure Project (TSIP) & other transmission opportunities within our service territory Pure Electric & Gas Utility Solid Utility Foundation Strong Earnings & Cash Flows Attractive Future Growth Prospects Best Practices Corporate Governance (NYSE Ethics) (Say on Pay)

84% Montana 14% South Dakota 2% NebraskaA Diversified Electric and Gas Utility 5 Gross Margin in 2014: Electric: $529M Natural Gas: $193M Gross Margin in 2014: Montana: $609M South Dakota: $102M Nebraska: $ 11M Average Customers in 2014: Residential: 572k Commercial: 110k Industrial: 7k 83% Residential 16% Commercial 1% Industrial Our 2015 gross margin, inclusive of a full year of hydro operations, is anticipated to be comprised of approximately 80% electric Service Type and 90% Montana Jurisdiction. Above data reflects full year 2014 results. Jurisdiction and service type based upon gross margin contribution. See “Non-GAAP Financial Measures” slide in appendix for Gross Margin reconciliation. 73% Electric 27% Natural Gas

NorthWestern Energy Profile 6 Financial and Company Statistics See “Non-GAAP Financial Measure” slide in appendix for Net Debt and EBITDA reconciliation (1) The FERC regulated portion of Montana electric transmission and DGGS are included as revenue credits to our MPSC jurisdiction customers. Therefore we do not separately reflect FERC authorized rate base or authorized returns. (2) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (3) South Dakota estimated rate base does not reflect requested adjustments included in the electric rate case filed in December 2014 for assets that are expected to be placed in service during 2015. Figures above exclude $143 million Beethoven Wind project acquired in September 2015.

Solid Economic Indicators 7 • Unemployment rates in all three of our states are meaningfully below National Average. • Customer growth rates historically exceed National Average by a good margin. Source: NorthWestern 2008-2014 Forms 10-K and Unemployment Rate: US Department of Labor via SNL Database 2/12/15 Electric: EEI Statistical Yearbook (published December 2014, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers")

Strong Utility Foundation



JD Power - Customer Service Index Score
800
700
600
Index Score
JD Power 26 Combination Electric and Natural Gas Company Average
2009
2010
2011
2012
2013
2014
NorthWestern Energy Score



"Typical Bill" Residential Rate Comparison
$140
$120
$100
$80
$60
$40
$20
$-
National Average
National Average
MT SD
Electric (750 kwh)
MT SD NE
Natural Gas (100 therms)

Electric source: Edison Electric Institute Typical Bills and Average Rates Report, 1/1/15
Natural gas source: US Dept of Energy Monthly residential supply and delivery rates as of 1/1/15



System Average Interruption Duration Index (SAIDI)
NWE versus EEI System Reliability Quartiles
Montana
South Dakota
4th Quartile
3rd Quartile
2nd Quartile
1st Quartile
Minutes
200
180
160
140
120
100
80
60
40
20
0
2011
2012
2013
2014



Leaks per 100 Miles of Pipe
Excluding Excavation Damages - 2014
AGA 1st Quartile Average - 2014
6.7
NWE - 2014
6.3
0
2
4
6
8
10

- Customer service satisfaction scores in line or better than survey average (JD Powers)
- Residential electric and natural gas rates below national average
- Solid electric system reliability and low gas leaks per mile

NorthWestern Energy
Delivering a Bright Future

8

Track Record of Delivering Results 9 Notes: - ROE in 2010, 2011, 2012 , 2013 & 2014, on a Non-GAAP Adjusted basis, would be 9.2%, 10.5%, 9.8%, 9.6% & 9.4% respectively. - 2015 ROAE and 2015 Dividend payout ratio estimate based on midpoint of our updated guidance range of $3.10-$3.25. - Details regarding Non-GAAP Adjusted EPS can be found in the “Adjusted EPS Schedule” page of the appendix Return on Equity within 9.5% - 11.0% band over the last 5 years. Annual dividend increases since emergence in 2004. 5 Year (2010-2014) Avg. Return on Equity: 10.3% 5 Year (2010-2014) CAGR Dividend Growth: 4.1% Current Dividend Yield Approximately 3.5%

Investment for Our Customers’ Benefit Over the past 6 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. 2014 includes hydro assets in rate base but only 1.5 months of operations. We have made these enhancements with minimal impact to customers’ bills, lower than the U.S. averages bills, while delivering solid earnings growth for our investors. 2008-2014 CAGRs Estimated Rate Base: 17.8% GAAP Diluted EPS: 9.0% NWE typical electric bill: 0.6% NWE typical natural gas bill: (5.1%) US average electric bill: 2.2% US average natural gas bill: (3.9%) 10 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS” reconciliation.

Total Shareholder Return 11 *15 member peer group: ALE, AVA, BKH, CNL, EDE, EE, GXP, IDA, MGEE, PNM, POR, STR, UIL, VVC, WR

While maintenance capex and total dividend payments have continued to grow since 2010 (8.2% and 7.3% CAGR respectively), Cash Flow from Operations has continued to outpace maintenance capex and averaged approximately $42 million of positive Free Cash Flow per year. With the addition of production tax credits from the Beethoven Wind project and continued flow-through tax benefits, we anticipate keeping our effective tax rate at, or below, the mid-teens through 2017. Additionally, we expect NOLs to be available into 2017 to reduce cash taxes. Strong Cash Flows 12 (2) CFO was significantly less in 2013 vs 2012 primarily due to the following: A) decrease in collection of receivables from customers of approximately $34.2 million which includes approximately $20 million associated with billing delays as a result of a new customer information system implemented in September 2013, B) $16.9 million from under collection of supply cost in our trackers, and C) higher interest payments of approximately $6.5 million. See “Non-GAAP Financial Measure” slide in appendix for Free Cash Flows reconciliation. Components of Free Cash Flow This expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of the preliminary prospectus. Nothing in this presentation should be regarded as a representation by any person that these objectives will be achieved and the Company undertakes no duty to update its objectives. (3) Net Operating Loss (NOL) Carryforward Balance (3) (2) (1)

Senior Secured Rating Senior Unsecured Rating Commercial Paper Outlook Fitch A A- F2 Stable Moody's A1 A3 Prime-2 Stable S&P A- BBB A-2 Stable A security rating is not a recommendation to buy, sell or hold securities. Such ratings may be subject to revision or withdrawal at any time by the credit rating agency and each rating should be evaluated independently of any other rating. Credit Ratings Balance Sheet Strength and Liquidity 13

Affirming 2015 Updated Earnings Guidance



Diluted Earnings Per Share
GAAP Diluted EPS
Initial Guidance Range
Non-GAAP "Adjusted" EPS
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$2.02
$2.14
$2.53
$2.66
$2.46
$2.99
$3.10 - $3.25
2009
2010
2011
2012
2013
2014
2015E

We affirm our updated 2015 adjusted earnings guidance range of $3.10 - $3.25 per diluted share based upon, but not limited to, the following major assumptions and expectations:

- Normal weather in our electric and natural gas service territories for 2015;
- Successful integration and a full year earnings contribution from the hydro assets acquired in November 2014;
- Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station;
- **A consolidated effective income tax rate of approximately 17% to 19% of pre-tax income**; and
- **Diluted average shares outstanding of approximately 47.6 million.**

Continued investment in our system to serve our customers and communities is expected to provide a targeted 7-10% total return to our investors through a combination of earnings growth and dividend yield.

NorthWestern Energy
Delivering a Bright Future

14

See "Non-GAAP Financial Measures" slide in appendix for "Non-GAAP "Adjusted EPS".

2015 to 2016 EPS & Dividend Bridge Preliminary 2016 ESTIMATES Basic assumptions include, but are not limited to: • Normal weather in our electric and natural gas service territories; • Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station; • A consolidated effective income tax rate of approximately 10% - 14% of pre-tax income; and • Diluted average shares outstanding of approximately 48.4 million. 15 * 2016 earnings drivers shown above are calculated using a 38.5% effective tax rate. The anticipated "Incremental tax benefits" in 2016 are primarily due to Beethoven production tax credits and increased repairs tax deductions resulting from increased maintenance capital spending in 2016. 2015 also included an unfavorable adjustment relating to a prior year that would not be anticipated in 2016.

The Hydro Facilities 16 Overview of Hydro Facilities Black Eagle (1) Hydro Asset Integration • Montana Asset Optimization Study: With the acquisition of the hydros, we are modeling different scenarios in an attempt to optimize the integration and operation of our entire generation fleet and determine the most economic means of providing ancillary services. Kerr Dam • Upon the close of the hydro transaction, we assumed temporary ownership of the Kerr Project until it was conveyed to the Confederated Salish and Kootenai Tribes of the Flathead Reservation (CSKT) on September 5, 2015, in accordance with the associated FERC license. Our purchase agreement for the hydro transaction included a $30 million reference price for the Kerr Project which was received on the conveyance date. (1) As of June 2013. Despite the 2015 drought conditions in western Montana, the hydro assets have generated at targeted capacity (5 year historical average). Talen Energy’s recently announced sale of 292 MW of hydro generation for $860 million (or $2,945 per KW) to Brookfield Renewables is significantly higher cost (49%) than the 439 MW of hydro generation we purchased for $870 million (or $1,982 per KW).

- 100,000 200,000 300,000 400,000 Hydro Contracted Owned Generation Light Load Demand Light Load Hours (MWh's) MW h's - 100,000 200,000 300,000 4 , 500,000 Hydro Contracted Owned Generation Heavy Load Demand Heavy Load Hours (MWh's) MW h's Meeting Montana Customer Demands 17 We expect to be able to provide nearly all the power during the light load periods with some flexibility to use market purchases or other resources to meet demand during heavy load periods. The addition of the hydro generation assets into our Montana electric portfolio aligns well with forecasted customer demand. Conveyance of Kerr Dam to Confederated Salish and Kootenai Tribes Conveyance of Kerr Dam to Confederated Salish and Kootenai Tribes

Big Stone and Neal Air Quality Projects 18 Big Stone Power Plant Neal Power Plant

South Dakota Rate Filing

Original Request (Docket EL14-106)

	Cost	Ratio	Wtd. Cost
Equity	10.00%	53.61%	5.36%
Debt	5.18%	46.39%	2.40%
Rate of Return			**7.76%**

Rate Base	**$447.4**
O&M, Prop. Taxes & Depreciation	114.7
Income Taxes	8.1
Return on Rate Base	$34.7
Total Revenue Requirement	**$157.5**

Three major projects alone account for 96% of the requested $26.5M increase.

Big Stone/Neal........	$15.2M
Aberdeen Peaker......	$7.4M
Yankton Substation...	$2.8M
All other..................	$1.1M
Total Request	**$26.5M**



SD Electric Revenue
(Millions)
Revenue Deficiency
Allowed Revenue
$200
$150
$100
$50
$0
$54.9
$131.0
$26.5
20.2% Increase
1981 Authorized
2014 as Filed



Rate Base
(Millions)
$600
$450
$300
$150
$0
$186.7
$447.4
140% Increase
1981 Authorized
2014 as Filed

Settlement Agreement Approved

In September 2015, we reached a settlement with the SDPUC staff and intervenors providing for an increase in base rates of approximately $20.2 million based on an overall rate of return of 7.24%. In addition, the settlement would allow us to collect approximately $9.0 million annually related to the Beethoven wind project.

On October 29th the SDPUC approved the settlement agreement at a hearing with Chairman Chris Nelson commenting "*It's truly extraordinary to consider the* capital investment NorthWestern has made in the last 34 years and the fact that the increase was kept as low as 15 *percent.*" Chairman Nelson additionally noted "*It's important to understand that much of this* increase is the result of the company complying with federal *mandates*"

Rates were adjusted on an interim basis on July 1, 2015, and the new, lower rate will be implemented beginning January 1, 2016. The difference between the interim rate and the final approved rate will be refunded no later than April 16, 2016.

$1.8 million revenue benefit recognized in the third quarter 2015 reflects increase for base electric delivery rates only. We anticipate a fourth quarter benefit from the acquisition of the Beethoven wind project (a full quarter benefit) and Big Stone air quality control systems (once placed into service, which is expected to be December 2015 or January 2016)

19

Owned Owned Target Total Annual Need Natural Gas Reserves Opportunity 20 As we continue to add to our natural gas reserves portfolio, we anticipate a reduction in supply cost volatility for our customers. First ~6 Bcf annual production acquired for ~$100M Remaining 6-7 Bcf annual production needed to meet target. Estimated cost of up to $100M We continue to pursue opportunities to secure low cost gas reserves for our customers. • Three acquisitions totaling approximately $100 million since September 2010: • 84.6 Bcf of natural gas reserves and associated gathering systems along with 82 miles of transmission. • Provides approximately 6 Bcf of annual production. • Target to own 50% of our 25 Bcf total annual need • Retail customers (20 Bcf) • DGGS & Basin Creek generation facilities (5 Bcf)

Infrastructure Projects 21 • In Montana, our Distribution System Infrastructure Project (DSIP) and Transmission System Infrastructure Project (TSIP), both of which are currently in process, are to maintain a safe and reliable electric and natural gas distribution and transmission system. – The primary goals: – arrest and/or reverse the trend in aging infrastructure; – maintain/improve reliability and safety; – build capacity into the system; and – prepare our network for the adoption of new technologies. – Capital Investment – DSIP: approximately $348 million ($133 million spent through 2014) of capital investment into the multiyear project through 2019. – TSIP: approximately $128 million projected through 2019

DGGS Update – Still waiting on FERC 22

Capital Spending Forecast 23 * In the chart below, 2015 excludes the $143 million of capital related to the Beethoven Wind acquisition completed in September 2015. Nearly $1.5 billion estimated cumulative capital spending from 2015 through 2019. We anticipate funding the capital projects with a combination of cash flows (aided by NOLs) and long-term debt to deliver a 7-10% total return (EPS growth & dividend yield) to our investors. If other opportunities arise that are not in the above projections (natural gas reserves, peaking generation in Montana and / or South Dakota, or other acquisitions), new equity funding may be necessary.

Beethoven Wind Acquisition

Opportunity:

In September 2015, we completed the purchase of the 80 MW Beethoven wind project, near Tripp, South Dakota, for approximately $143 million (subject to customary post closing adjustments) with BayWa r.e. Wind LLC.

Prior to the acquisition, the energy and renewable energy credits associated with this **80 MW project** were included in the company's electricity supply portfolio under a Qualifying Facilities (QF) power purchase agreement (PPA). The QF PPA terminated upon closing and we requested the project be placed into rate base as part of our recent general rate filing as a known and measurable adjustment. The commission granted approval of our request on October 29th placing the asset into ratebase using a 3-year levelized rate calculation.

Over the 3-year levelized period, the project is expected to reduce pretax income by approximately $2.5 million but as a result of production tax credits it will contribute approximately $6 million of net income annually based upon $121 million levelized average rate base.



Source: BayWa r.e. Wind, LLC



Standing Rock Indian Reservation
Cheyenne River Indian Agency
Sisseton I.R.
Milbank
SOUTH DAKOTA
Beethoven Wind
Sioux Falls
Pine Ridge I.R.
Martin
Rosebud I.R.
Valentine

Red areas in map is NWE's electric service territory in SD

Financing:

- $70 million of South Dakota first mortgage bonds in September 2015 at a fixed interest rate of 4.26% maturing in 2040.
- Approximately $57 million of equity, completed in October 2015, issuing 1,100,000 shares at $51.81 per share.
- Remaining amount funded with available cash and short-term borrowing.

The owned and rate-based cost of energy from the project over the next 20 years is expected to be $44 million ($25 million net present value) less than the PPA alternative benefitting our customers' bills over the long-term.

24

NorthWestern Energy
Delivering a Bright Future

25 ‘Clean’ Owned & Contracted Supply Portfolio Based upon nameplate capacity approximately 54% of our total company owned and contracted supply portfolio is renewable or supports renewables. Charts above are calculated using nameplate megawatts and include long-term contracts extending beyond 5 years. 25% Renewable 67% Renewable 54% Renewable * DGGS is a 150 MW regulating facility constructed to support the integration of wind generations variability on our system. Being a unique asset, DGGS is included in the above charts at the 7 average megawatts it provides to the energy supply portfolio and not its 150 MW nameplate..

EPA’s 2030 carbon target for Montana NWE’s CO2 intensity* decreased by approximately 41% with the addition of the hydro facilities to our Montana generation portfolio. However EPA’s Clean Power Plan targets are statewide and not utility specific targets. * lbs CO2 per MWH produced CO2 Intensity* 41% 26

EPA's Clean Power Plan

- If the Clean Power Plan rules were utility specific, NorthWestern would be in excellent shape…. but emission targets are established at a state level.
  - NorthWestern's Montana electric supply portfolio has a low carbon emissions rate, lower than the final 2030 Montana rate mandated by EPA, with nearly 60 percent of the power delivered to NorthWestern's customers coming from owned or contracted hydro or wind sources.
  - NorthWestern's South Dakota electric supply portfolio delivers approximately 28% of its power from owned and contracted wind.
- The Clean Power Plan is arbitrary and harmful.
  - Montana's 47% emission rate reduction requirement is the highest in the nation.
  - Several states, including Montana and South Dakota, have filed motions to stay implementation of the Clean Power Plan pending judicial review of the rule.
  - NorthWestern Energy has joined other utilities in filing motions to stay.
  - Motions have also been filed by a coalition led by the U.S. Chamber of Commerce.
- NorthWestern plans to cooperate with Montana and South Dakota as well as other states, companies and organizations in the litigation process while participating in compliance planning efforts.


Final Rule Emissions Rate Reduction %
7 - 14%
14 - 21%
21 - 27%
27 - 34%
34 - 41%
41 - 47%

Source: www.eenews.net/interactive/clean_power_plan

Mass Based Measure *(Million short tons of CO2)*	***Montana***	***% +/-***	***South Dakota***	***% +/-***
2012 Actual	17.9		3.2	
2022-2029 Interim Goal	12.8		3.9	
2030 Final Goal	11.3	-36.9%	3.5	11.1%

Emission Rate Measure *(lbs of CO2 per MWH)*	***Montana***	***% +/-***	***South Dakota***	***% +/-***
2012 Actual	2,481		1,895	
2022-2029 Interim Goal	1,534		1,352	
2030 Final Goal	1,305	-47.4%	1,167	-38.4%


FEDERAL REGISTER
Environmental Protection Agency

We continue to analyze potential scenarios related to the Clean Power Plan rules while the stay request is pending.

27

Conclusion 28 Pure Electric and Gas Utility Solid Utility Foundation Strong Earnings and Cash Flows Attractive Future Growth Prospects Best Practices Corporate Governance Hydro Transaction Announced 9/26/2013 Transaction Closed 11/18/2014 Thompson Falls Hauser Rainbow Ryan Morony Kerr Madison Holter Cochrane Mystic Black Eagle Hebgen Lake

Appendix 29

Summary Financial Results (Qtr 3 & YTD) 30

Weather (Third Quarter) 31 Maximum Temperature from Normal Minimum Temperature from Normal

Adjusted Earnings (Third Quarter ‘15 vs ’14) 32 The non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Adjusted Earnings (YTD ‘15 vs ’14) 33 The non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

34 2014 to 2015 Reconciliation (3rd Qtr & YTD)

Balance Sheet 35

Cash Flow 36 Year-to-date Cash from Operations has increase by $100 million as compared to prior year primarily due to increased income and a reduction in the under collection of supply costs in our trackers.

Income Tax Reconciliation (Qtr 3 & YTD) 37

2014 System Statistics 38 Note: Statistics above are as of 12/31/2014 (adjusted for Beethoven Wind project acquisition and Conveyance of Kerr Dam in 2015) (1) Nebraska is a natural gas only jurisdiction (1)

Experienced & Engaged Board of Directors



Members of the Board of Directors tour the Madison Dam power house in Ennis, Montana. From the left are Dana J. Dykhouse, Dorothy M. Bradley, Philip L. Maslowe, E. Linn Draper Jr., Julia L. Johnson, Robert C. Rowe, Denton Louis Peoples, and Stephan P. Adik. Not pictured: Jan R. Horsfall.



In 2014, NorthWestern Energy mourned the passing of our esteemed colleague, fellow Director and friend, Philip L. Maslowe.

Dana J. Dykhouse - Chief Executive Officer of First PREMIER Bank. Director since 2009

Dorothy M. Bradley - Retired District Court Administrator for the 18th Judicial Court of Montana. Director since 2009

E. Linn Draper Jr. - Chairman of the Board - Retired Chairman, President and Chief Executive Officer of American Electric Power Co., Inc. Director since 2004

Julia L. Johnson - President and Founder of NetCommunications, LLC. Former Chairperson of the Florida Public Service Commission. Director since 2004

Robert C. Rowe - President and CEO of NorthWestern Corporation. Director since 2008

Denton Louis People - Retired CEO and Vice Chairman of the Board of Orange and Rockland Utilities, Inc. Director since 2006

Stephen P. Adik - Retired Vice Chairman of NiSource, Inc. Director since 2004

Jan R. Horsfall - Co-founder and CEO of Maxletics Corp. Director since 2015

NorthWestern Energy
Delivering a Bright Future

Strong Executive Team 40 NorthWestern Energy’s executive officers at the Madison Dam in Ennis, Montana From the left: Patrick R. Corcoran - VP of Government and Regulatory Affairs. 35 years utility industry experience; current position since 2001 John D. Hines - VP of Supply. 25 years utility industry experience; current position since 2011 Kendall G. Kliewer - [Resigned 10/19/15 as VP and Controller]. Crystal Lail (not pictured) has assumed the role of VP and Controller with 13 years of utility experience Robert C. Rowe - President and CEO. Decades of utility and regulatory experience (including 12 years on the Montana Public Service Commission); current position since 2008 Brian B. Bird - VP - CFO. 29 years financial management experience with energy and other large industrial companies; current position since 2003 Curtis T. Pohl - VP of Distribution. 28 years utility industry experience; current position since 2003 Heather H. Grahame - VP and General Counsel. 30 years legal experience (21 years representing utilites); current position since 2010 Michael R. Cashell - VP of Transmission. 28 years utility industry experience; current position since 2011 Bobbi L. Schroeppel - VP of Customer Care, Communications and Human Resources. 21 years utility industry experience; current position since 2002

Our Commissioners

Montana Public Service Commission

Commissioners are elected in statewide elections from each of five districts. Chairperson is elected by fellow Commissioners. Commissioner term is 4 years, Chairperson term is 2 years.

Name	Party	Began Serving	Term Ends
Kirk Bushman	R	Jan-13	Jan-17
Travis Kavulla	R	Jan-11	Jan-19
Roger Koopman	R	Jan-13	Jan-17
Brad Johnson (Chairman)	R	Jan-15	Jan-19
Bob Lake	R	Jan-13	Jan-17

Nebraska Public Service Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Cyrstal Rhoades	D	Jan-15	Jan-21
Rod Johnson	R	Jan-93	Jan-17
Frank Landis Jr. (Chairman)	R	Jan-89	Jan-19
Tim Schram	R	Jan-07	Jan-19
Gerald Vap	R	Aug-01	Jan-17

South Dakota Public Utilities Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Kristie Fiegen	R	Aug-11	Jan-19
Gary Hanson	R	Jan-03	Jan-21
Chris Nelson (Chairman)	R	Jan-11	Jan-17

41

Delivering a Bright Future

Non-GAAP Financial Measures 42 The data presented above includes financial information prepared in accordance with GAAP, as well as another financial measure, Gross Margin, Free Cash Flows, Net Debt and EBITDA, but is considered a “Non-GAAP financial measure.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends), Net Debt (Total debt less capital leases) and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) are Non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin, Free Cash Flows, Net Debt and EBITDA is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows, Net Debt and EBITDA measures may not be comparable to other companies’ Gross Margin, Free Cash Flows, Net Debt and EBITDA measures. Furthermore, these measures are not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

43